Exhibit 99.2

SCHEDULE A

Set forth below is the name, position and present principal occupation of the members of WP LLC (including its subsidiaries). Except as otherwise indicated, the business address of each of such persons is 450 Lexington Avenue, New York, New York 10017, and each of such persons is a citizen of the United States.

MEMBERS OF WP LLC

NAME	PRESENT PRINCIPAL OCCUPATION IN ADDITION TO POSITION WITH WP LLC AND POSITIONS WITH THE REPORTING ENTITIES
Issam Abedin (3)	Member and Managing Director of WP LLC
Saurabh Agarwal (10)	Member and Managing Director of WP LLC
Jonas Agesand (2)	Member and Managing Director of WP LLC
Lee Becker	Member and Managing Director of WP LLC
Cem Behmoaram (11)	Member and Managing Director of WP LLC
Roy Ben-Dor	Member and Managing Director of WP LLC
Anthony Robert Buonanno	Member and Managing Director of WP LLC
Thomas Carella	Member and Managing Director of WP LLC
Brian Chang	Member and Managing Director of WP LLC
Ruoxi Chen	Member and Managing Director of WP LLC
Vikram Chogle (1)	Member and Managing Director of WP LLC
Mark M. Colodny	Member and Managing Director of WP LLC
Casey Ryan Dalton	Member and Managing Director of WP LLC
Cary J. Davis	Member and Managing Director of WP LLC
Peter Deming	Member and Managing Director of WP LLC
Andrew DiGeronimo	Member and Managing Director of WP LLC
Michael Ding	Member and Managing Director of WP LLC
Li Fan (4)	Member and Managing Director of WP LLC
Jian Fang (5)	Member and Managing Director of WP LLC
Min Fang (4)	Member and Managing Director of WP LLC
Adrienne Filipov	Member and Managing Director of WP LLC
Max Fowinkel (3)	Member and Managing Director of WP LLC
Eric Friedman	Member and Managing Director of WP LLC
Bradford Garvey	Member and Managing Director of WP LLC
Timothy F. Geithner	Member, Managing Director and Chairman of WP LLC
Steven G. Glenn	Member and Managing Director of WP LLC
Teck Loon Goh (10)	Member and Managing Director of WP LLC
Jeffrey G. Goldfaden	Member and Managing Director of WP LLC
Parag K. Gupta	Member and Managing Director of WP LLC
Edward Y. Huang	Member and Managing Director of WP LLC
Faisal Jamil (6)	Member and Managing Director of WP LLC
Sandeep Kagzi (1)	Member and Managing Director of WP LLC
Charles R. Kaye	Member, Managing Director and Chairman of WP LLC
Deborah Kerr	Member and Managing Director of WP LLC
Adam Krainson	Member and Managing Director of WP LLC
Kanika Kumar (6)	Member and Managing Director of WP LLC
Rajveer Kushwaha	Member and Managing Director of WP LLC
Zachary D. Lazar	Member and Managing Director of WP LLC
Samuel Lipsick	Member and Managing Director of WP LLC
Jeffrey Luse	Member and Managing Director of WP LLC
Vishal Mahadevia	Member and Managing Director of WP LLC
Bruno Maimone (7)	Member and Managing Director of WP LLC
Harsha Marti	Member and Managing Director of WP LLC
Vishnu Menon	Member and Managing Director of WP LLC
Hemant Mundra (1)	Member and Managing Director of WP LLC
Takashi Murata (12)	Member and Managing Director of WP LLC

NAME	PRESENT PRINCIPAL OCCUPATION IN ADDITION TO POSITION WITH WP LLC, AND POSITIONS WITH THE REPORTING ENTITIES
Douglas Musicaro	Member and Managing Director of WP LLC
James Neary	Member and Managing Director of WP LLC
Himanshu Nema (1)	Member and Managing Director of WP LLC
René Obermann (3)	Member and Managing Director of WP LLC
James O’Gara	Member and Managing Director of WP LLC
Narendra Ostawal (1)	Member and Managing Director of WP LLC
Andrew Park	Member and Managing Director of WP LLC
Jeffrey Perlman	Managing Member, and Chief Executive Officer of WP LLC
Chandler Reedy	Member and Managing Director of WP LLC
Charles Redlick	Member and Managing Director of WP LLC
Alexander Roso (9)	Member and Managing Director of WP LLC
Justin L. Sadrian	Member and Managing Director of WP LLC
Anish Saraf (1)	Member and Managing Director of WP LLC
Viraj Sawhney (1)	Member and Managing Director of WP LLC
Todd Schell	Member and Managing Director of WP LLC
Gaurav Seth	Member and Managing Director of WP LLC
Swapnil Sinha (6)	Member and Managing Director of WP LLC
Andrew Sibbald (6)	Member and Managing Director of WP LLC
Richard Siewert	Member and Managing Director of WP LLC
Ashutosh Somani	Member and Managing Director of WP LLC
David Sreter	Member and Managing Director of WP LLC
Jeffrey Stein	Member and Managing Director of WP LLC
Alexander Stratoudakis	Member and Managing Director of WP LLC
Jacob Strauss	Member and Managing Director of WP LLC
Shari Tepper	Member and Managing Director of WP LLC
Michael Thompson (6)	Member and Managing Director of WP LLC
Christopher H. Turner	Member and Managing Director of WP LLC
Tobias Weidner (3)	Member and Managing Director of WP LLC
Bo Xu (4)	Member and Managing Director of WP LLC
Daniel Zamlong	Member and Managing Director of WP LLC
Lei Zhang (4)	Member and Managing Director of WP LLC
Qiqi Zhang (4)	Member and Managing Director of WP LLC
Yuming Zhang (4)	Member and Managing Director of WP LLC
Langlang Zhou (5)	Member and Managing Director of WP LLC
Lilian Zhu (4)	Member and Managing Director of WP LLC
Daniel Zilberman	Member and Managing Director of WP LLC
Lauren Zletz	Member and Managing Director of WP LLC

(1)
Citizen of India
(2)
Citizen of Sweden
(3)
Citizen of Germany
(4)
Citizen of China
(5)
Citizen of Hong Kong
(6)
Citizen of United Kingdom
(7)
Citizen of Brazil
(8)
Citizen of Canada
(9)
Citizen of Australia
(10)
Citizen of Singapore
(11)
Citizen of Turkey
(12)
Citizen of Japan

As of March 31, 2026